Pieris Pharmaceuticals Presents Updated Phase 1 Monotherapy Data for 4-1BB/HER2 Bispecific Cinrebafusp Alfa and Preclinical Data for 4-1BB/PD-L1 Bispecific PRS- 344/S095012 at 2021 AACR Annual Meeting Additional, ongoing confirmed durable partial response and three additional patients with stable disease as best response at the highest dose cohort of cinrebafusp alfa Durable anti-tumor activity in heavily pre-treated patient population including "cold" and HER2-low expressing tumors Dose-dependent immune activation and 4-1BB modulation in both HER2-high and HER2-low expressing patients PRS-344/S095012 preclinical data show that the drug candidate induces a dose- dependent anti-tumor response in an anti-PD-L1-resistant mouse model BOSTON, MA / ACCESSWIRE / April 10, 2021 / Pieris Pharmaceuticals, Inc. (NASDAQ:PIRS) Cinrebafusp Alfa (PRS-343):

PRS-344S095012: In vitro

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